UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 7,  2019

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Interactive Brokers Group, Inc. (the “Company”), announced today that it will appoint Mr. Milan Galik as Chief Executive Officer of the Company, succeeding Mr. Thomas Peterffy in this role. Mr. Peterffy, will continue as Chairman of the Board. These changes will occur in the third quarter of 2019, concurrently with Mr. Peterffy’s 75th birthday.

It is expected that the Company’s Board will formalize these changes at its meeting on January 22, 2019.

A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

All of the information furnished in this report (including Exhibit 99.1 hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

99.1Press Release dated January 7, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7,  2019

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

99.1Press Release dated January 7, 2019.